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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Form S-3 of our independent auditors' report dated March 12, 1993 on the consolidated financial statements and schedules of Messer Lincoln GmbH and its subsidiary as at December 31, 1992 referred to in the annual report on Form 10-K of The Lincoln Electric Company for the year ended December 31, 1994, and to the reference to our firm under the heading "EXPERTS" in the prospectus.

Dusseldorf, April 27, 1995

KPMG KLYNVELD PEAT MARWICK GOERDELER
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft

W. Schweiger                          T. te Dorsthorst